Exhibit 15

August 9, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:     JPMorgan Chase & Co.
Registration Statements on Form S-3
(No. 333-177923)
(No. 333-169900)

Registration Statements on Form S-8
(No. 333-175681)
(No. 333-158325)
(No. 333-150208)
(No. 333-145108)
(No. 333-142109)
(No. 333-125827)
(No. 333-112967)
(No. 333-64476)
(No. 333-47350)
(No. 333-31666)
(No. 333-31634)
(No. 333-73119)

Commissioners:

We are aware that our report dated May 10, 2012, except for the effects of the restatement described in Note 1 to the consolidated financial statements, as to which the date is August 9, 2012, on our review of the consolidated balance sheet of JPMorgan Chase & Co. and its subsidiaries (the “Firm”) as of March 31, 2012, and the related consolidated statements of income, of comprehensive income, of cash flows and of changes in stockholders' equity for the three-month periods ended March 31, 2012 and March 31, 2011, included in the Firm's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

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